INTERIORS

Max Munn                                       Telephone (914) 665-5400 ext. 801
Chairman and President                                  Facsimile (914) 665-5469

August 2, 1999

To:   DOMINION CAPITAL FUND, LTD.
      DOMINION INVESTMENT FUND, LLC
      SOVEREIGN PARTNERS LP

      This letter shall confirm our understanding of the following in connection with your purchase of an aggregate of 650,000 shares of Interiors, Inc. (the "Company") Common Stock (the "Shares") from certain former shareholders of Troy Lighting, Inc.:

1. You agree not to sell the Shares (either directly or indirectly) within six months of the date herein.
2. The Company shall issue to you (within five business days after the expiration of the Valuation Period) additional shares of Common Stock which equal to the result of the following formula:

            [($1.77 - Market Price)/ Market Price] X 650,000

            Where: Market Price equals average of closing bid prices of Common Stock during Valuation Period, And Valuation Period equals the sixty consecutive trading day period commencing on the six month anniversary of the date of this letter and expiring sixty trading days thereafter.

3. The Company will register the Additional Shares for resale as soon as possible after the Valuation Period, either (a) through piggyback rights on the registration statement currently to be filed for the Series C Preferred Stock, or (b) we will file a registration statement within 60 days from the expiration of the Valuation Period. The Company will use its best efforts to cause the registration statement to become effective within 180 days from the expiration of the Valuation Period. If the registration statement has not been filed within 60 days from the expiration of the Valuation Period and/or the registration statement has not been declared effective within 180 days from the expiration of the Valuation Period then the Company will be liable for liquidated damages enforceable by the purchaser. The liquidated damages will be in the amount of 2% of the value of the Additional Shares for the first 30 days and 2% for every 30 day period thereafter until the registration statement has been filed and/or declared effective. The liquidated damages will be payable in cash upon demand.
4. Not withstanding the foregoing, in lieu of issuing the Additional Shares, the Company shall have the option of paying to you the market value of such Additional Shares (which shall equal the closing bid price of the Common Stock on the trading day immediately following the expiration of the Valuation Period. If Company does choose to issue such Additional Shares, then, at the time it is to file the registration statement, it must provide you with a written legal opinion that states that you will not be considered an underwriter due to such issuance.

      If the foregoing accurately reflects your understanding, please acknowledge such by signing below.

                                        Very truly yours,


                                        /s/ Max Munn

                                        Max Munn

Acknowledged and Agreed:
DOMINION CAPITAL FUND, LTD.

By: /s/ illegible
    -------------------------------
    An Authorized officer

Dated:
       ----------------------------


DOMINION INVESTMENT FUND, LLC

By: /s/ illegible
    -------------------------------
    An Authorized officer

Dated:
       ----------------------------


SOVEREIGN PARTNERS LP

By: /s/ illegible
    -------------------------------
    An Authorized officer
Dated: August 3, 1999